EXHIBIT 10.2

Execution Copy

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT AND WAIVER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 10, 2009 (this “Amendment”), to the Existing Credit Agreement (as hereinafter defined), by and among (i) CONN-SELMER, INC., a Delaware corporation, and (ii) STEINWAY, INC., a Delaware corporation (“Steinway” and together with Conn-Selmer, the “Borrowers”), (iii) those signatories hereto and identified on Schedule I (as may be amended from time to time) as Guarantors (the “Guarantors”), (iv) the lenders (the “Lenders”) from time to time party to the Agreement (defined below) and (v) GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company (the “Administrative Agent”), as administrative agent for the Lenders hereunder.

RECITALS

A.          The Borrowers, Guarantors, the Administrative Agent and the Lenders have entered into the Existing Credit Agreement, pursuant to which the Lenders are providing to the Borrowers an $110,000,000 revolving credit facility, which is secured by certain accounts receivable, and other collateral of the Borrowers and guaranteed by the Guarantors.

B.          Borrowers have requested certain amendments to the Existing Credit Agreement in order to increase the amount of the Senior Notes that SMI may redeem.

C.          This Amendment memorializes certain amendments agreed to by the Borrowers and the Lenders.

In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

ARTICLE I

Definitions

1.             Definitions.           (a)  In addition to the definitions set forth in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

“Agreement”:  the Existing Credit Agreement as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

“Existing Credit Agreement”: the Third Amended and Restated Credit Agreement, dated as of September 29, 2006, among (i) Conn-Selmer, (ii) Steinway, (iii) the

Guarantors, (iv) the Lenders and (v) the Administrative Agents, as amended or otherwise modified from time to time prior to the Third Amendment Effective Date.

(b)           Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

ARTICLE II

Representations

1.             Representations.  Each of the Borrowers and Guarantors hereby represents and warrants as follows:

(a)           It has full power, authority and legal right to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof is within its powers and has been duly authorized, is not in contravention of any Requirement of Law which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by which it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

(b)           It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in each jurisdiction where qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a Material Adverse Effect.

(c)           This Amendment has been duly executed and delivered on its behalf and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)           The conditions contained in Article IV hereof have been satisfied.

(e)           Each of the Loan Documents is on the date hereof in full force and effect.

(f)            No Default or Event of Default has occurred and is continuing.

ARTICLE III

Amendments to Existing Credit Agreement

1.             Section 1.1.  The definition of “Consolidated Cash Flow” in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“Consolidated Cash Flow”:  for SMI and its consolidated Subsidiaries, consolidated net income determined in accordance with GAAP (A) before deducting the following items (without any duplication): (i) Interest Expenses and financing charges, (ii) income taxes, (iii) depreciation, (iv) amortization, (v) gains or losses from early extinguishment of debt or other infrequent and unusual items, (vi) cost of sales associated with the step-up of inventory upon acquisition, (vii) stock based compensation and all other non-cash charges; and (B) minus Capital Expenditures, in each case determined in accordance with GAAP.  Notwithstanding the foregoing, Interest Income and income derived by SMI as a result of SMI repurchasing the Senior Notes at a discount shall not be included in Consolidated Cash Flow.

2.             Section 9.9(c).  Section 9.9(c) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“(c)         Redeem, repurchase, retire or otherwise acquire or distribute dividends in respect of the stock of any Loan Party, or redeem or repurchase the Senior Notes in an aggregate amount not to exceed (A) $35,000,000 plus (B) fifty percent (50%) of the cumulative consolidated SMI net income earned (exclusive of any income derived by SMI as a result of SMI repurchasing the Senior Notes at a discount) after January 1, 2006 through the Termination Date (the “Allowed Investment Amount”); provided that, immediately after giving effect to any such transaction, Excess Availability shall not be less than $25,000,000.”

3.             Section 9.11.  Section 9.11(a)(ii) is amended in its entirety to read as follows:

“(ii) the repurchase or redemption by SMI of Senior Notes in an aggregate amount not to exceed $15,000,000 (cash paid amount) in any calendar year (for clarity the amount of Senior Notes allowed to be repurchased pursuant to this Section 9.11(a)(ii) is in addition to the amounts allowed to be repurchased pursuant to Section 9.9(c) above), provided that (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) immediately after giving effect to any such repurchase or redemption, Excess Availability shall not be less than $25,000,000 and (C) any amounts used by SMI to repurchase or redeem the Senior Notes must first be applied towards the amounts allowed under Section 9.11 and, second to the amounts allowed pursuant to this Section 9.9(c). “

ARTICLE IV

Conditions to Effectiveness

This Amendment, and the modifications to the Existing Credit Agreement provided for herein, shall become effective on the date (the “Third Amendment Effective Date”) on which all of the following conditions have been (or are concurrently being) satisfied:

1.             This Amendment shall have been duly executed and delivered by each party thereto.

2.             Each of the representations and warranties made by the Borrowers and Guarantors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

3.             No Default or Event of Default shall have occurred and be continuing.

ARTICLE V

Miscellaneous

1.             Payment of Expenses. Without limiting its obligations under Section 12.8 of the Agreement, the Borrowers jointly and severally agree to pay or reimburse the Administrative Agent for all of its reasonable costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable costs and expenses of counsel to the Administrative Agent and expressly acknowledge that their obligations hereunder constitute “Obligations” within the meaning of the Existing Credit Agreement.

2.             No Other Amendments; Confirmation.  Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect.

3.             Reaffirmation by Loan Parties. Each Loan Party hereby reaffirms its obligations under the Loan Documents executed by such Loan Party.

4.             Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b)           This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrowers and the Administrative Agent, as the

Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

[Signature page follows]

[Signature page to Third Amendment to Steinway Inc. and Conn-Selmer Inc.’s Third Amended and Restated Credit Agreement]

CONN-SELMER, INC., Borrower

By	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	E.V.P.

STEINWAY, INC., Borrower

By	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	E.V.P.

GMAC COMMERCIAL FINANCE LLC,
as Administrative Agent and Lender

By	/s/ Joseph Skaferowsky
	Name:	Joseph Skaferowsky
	Title:	Director

BANK OF AMERICA, N.A.,
as Lender

By	/s/ Christopher M. Halloran
	Name:	Christopher M. Halloran
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as Lender

By	/s/ Kim Nguyen
	Name:	Kim Nguyen
	Title:	V.P.

[Signatures continue on following page]

[Signatures continued from prior page]

TD BANKNORTH, N.A.,
as Lender

By
Name:
Title:

LASALLE BUSINESS CREDIT, LLC, as Lender

By
Name:
Title:

ISRAEL DISCOUNT BANK OF NEW YORK, as Lender

By
Name:
Title:

By
Name:
Title:

SCHEDULE I

GUARANTORS

STEINWAY MUSICAL INSTRUMENTS, INC.,
Guarantor

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	Sr. E.V.P.

THE O.S. KELLY COMPANY,
Guarantor

By:	/s/ Dennis M. Hanson
	Name:	Dennis M. Hanson
	Title:	E.V.P.